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FOR IMMEDIATE RELEASE
JULY 18, 2005

                      RS GROUP OF COMPANIES, INC. APPOINTS
                              TWO NEW BOARD MEMBERS

TORONTO, ON CANADA-RS GROUP OF COMPANIES, INC. (OTCBB: RSGC), a provider of pass-through risk specialty insurance and reinsurance products, announced today that on July 15, 2005, two new independent directors, Mr. Albert Testa and Mr. Michael Hillhouse, joined the Board of Directors. The election of Messrs. Testa and Hillhouse brings the total number of Board Members to seven.

Mr. Testa has a thorough understanding of credit, accounts receivable, revenue analysis, and credit risk management with large public companies. During his career, Mr. Testa has served as a Director of Customer Financing and Securitization at AT&T Canada, Director of Customer Support and Credit Operations for a division of Monsanto Group of Companies, and a Group Manager with Toronto Dominion Bank, Corporate and Investment Banking Group. Mr. Testa is currently the President and partner of ADVO Business Services Inc. and Advocard Canada Inc., and oversees the operations of ADVO Business. As a board member of ADVO Business and Advocard Canada, Mr. Testa brings a wealth of experience to this new position.

Mr. Hillhouse is a chartered accountant with a proven track record in matters such as financial stewardship, financial controls and financial planning. Prior to his position as the Chief Operating Officer and Chief Financial Officer at ADVO Business Services, Inc., Mr. Hillhouse spent nearly 15 years at PriceWaterhouseCoopers LLP. His time with PriceWaterhouseCoopers included over 60 forensic investigative assignments in a variety of industries, including financial services. His experience and expertise in the financial field will be an asset to the Board.

Commenting on these additions to the Board, John Hamilton, Chairman and CEO of RS Group of Companies, Inc. said, "To continue the company's growth and understanding of the industry, we seek individuals with an exceptional understanding of the industry we are in and the know-how to accomplish our objectives. Mr. Testa and Mr. Hillhouse have clearly demonstrated their capabilities to drive businesses forward and lead global business teams. I am very happy to have them as the newest members of our team."

Regarding his election to the Board, Mr. Testa said, "I am very excited about RS Group of Companies' focus of business and its creativity in the design of its products and services. I look forward to providing my support and experience to the management team."

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Mr. Hillhouse added, "It is rare to be offered the opportunity to participate in the growth of such a strategic, innovative new company. I look forward to this new environment and this new position."

ABOUT RS GROUP OF COMPANIES, INC.
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RS Group of Companies, Inc. (http://www.rsgc.com) has developed and is implementing a strategy to design, structure and sell a broad series of pass-through risk specialty insurance and reinsurance platforms throughout North America. The company is structured as a holding company for an integrated group of businesses that operates in four distinct operating segments: residential rental services, timeshare affinity program, financial guarantee, and specialty insurance brokerage. Current offerings include RentShield(R) (http://www.rentshield.com), a Residential Rental Services Program being offered to North America's $300 billion residential real estate rental market, and Value Guaranteed Vacations, Inc.'s timeshare affinity program, VGV(TM) Program (http://www.vgvinc.com).

FORWARD-LOOKING STATEMENT
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Statements included in this press release which are not historical in nature, are intended to be, and are hereby identified as "Forward Looking Statements" for purposes of safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. Forward Looking Statements may be identified by words including "anticipate", "await", envision", "foresee", "aim at", "believe", "intends", estimates" including without limitation, those relating to the company's future business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the Forward Looking Statements. Readers are directed to the company's filings with the U.S. Securities and Exchange Commission for additional information and a presentation of the risks and uncertainties that may affect the company's business and results of operations.

Investor Contacts:

Patti Cooke
Corbit Rockwell Investments
212.655.3048 or 416.907.0948
pressreleases@corbitrockwell.com

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